SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                             FORM 8-K/A#1

                            CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                           December 4, 1998
                            Date of Report
                  (Date of Earliest Event Reported)

                          AMERICOM USA, INC.
        (Exact Name of Registrant as Specified in its Charter)

      DELAWARE                           0-23769            52-2068322
      (State or other                 (Commission        (I.R.S.Employer
      jurisdiction of                  File Number)      Identification No.)
      incorporation)

                          1303 Grand Avenue
                      Arroyo Grande, California
               (Address of principal executive offices)

                             805/542-6700
                    Registrant's telephone number

                  CHATSWORTH ACQUISITION CORPORATION
                         1504 R Street, N.W.
                        Washington, D.C. 20009
                    Former name and former address


ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

      (a) Pursuant to an Agreement and Plan of Merger (the "Agreement") between AmeriCom USA, Inc., a Delaware corporation, and Chatsworth Acquisition Corporation (hereinafter referred to either as the "Registrant" or the "Company"), AmeriCom USA, Inc. ("AmeriCom") was merged with and into the Registrant on December 4, 1998 (the "Merger"). The Agreement was adopted by the unanimous consent of the Board of Directors of the Registrant and approved by the unanimous consent of the shareholders of the Registrant on December 3, 1998. The Agreement was adopted by the unanimous consent of the Board of Directors of AmeriCom and by the written consent of a majority of the shareholders of AmeriCom on December 4, 1998.

      Prior to the Merger, the Registrant had 5,000,000 shares of common stock outstanding. Pursuant to the Agreement, the Registrant redeemed and retired 4,650,000 shares of its outstanding common stock and issued 29,650,000 shares of its common stock, subject to adjustments for fractional and dissenting shares, including 27,550,000 shares to the holders of all the outstanding common stock of AmeriCom on a pro rata basis and additional 2,100,000 shares resulting in a total of 30,000,000 shares of its common stock then outstanding.

      Immediately following the merger as of December 4, 1998, the former shareholders of AmeriCom held 91.83%of the then 30,000,000 outstanding shares of the common stock of the Registrant. The sole source of consideration from the shareholders of AmeriCom for the acquisition of their respective interests in the Registrant was the exchange of their outstanding common stock of AmeriCom. As of February 8, 1999, there are currently 32,246,528 shares of common stock outstanding.

      On the effective date of the Merger, the officer and director of Chatsworth Acquisition Corporation resigned and the officers and directors of AmeriCom became the officers and directors of the Registrant. See "Management" below.

      Effective as of the date of the Merger, the Registrant changed its name to "AmeriCom USA, Inc."

      Chatsworth Acquisition Corporation was formed to provide a method for a foreign or domestic private company to become a reporting company whose securities would be qualified for trading in the United States secondary market. Chatsworth Acquisition
Corporation had no operations, revenues or liabilities.

      A copy of the Certificate of Merger has been filed as an exhibit to the original Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

      (b) The following table contains information regarding the shareholdings of the Registrant's current directors and executive officers and those persons or entities who beneficially own more than 5% of the Registrant's common stock:

                                    Amount of Common          Percent of
                                    Stock Beneficially        Common Stock
Name                                Owned (1)              Beneficially Owned

Robert Cezar (2)                         17,336,054              53.7%
Chief Executive Officer, Director
124 South Halcyon Road
Arroyo Grande, California 93420

David Loomis                               2,260,684              7%
President, Chief Operating Officer,
Acting Chief Financial Officer
124 South Halcyon Road
Arroyo Grande, California 93420

Helen Cooper (3)                             963,919              2.9%
Vice President of Administration, Secretary
124 South Halcyon Road
Arroyo Grande, California 93420

Gary Hogue                                         0                 0%
Executive Vice President
1303 Grand Avenue, Suite 221
Arroyo Grande, California 93420

Craig Machado, Director                      434,845               1.3%
21 La Gaviota
Pismo Beach, California 93449

All directors and                         20,995,502              65.1%
executive officers as
a group (5 persons)

(1)  Based upon 32,246,528 outstanding shares of common stock.
(2)  Of which 6,835,946 is held in the Robert M. Cezar trust.
(3)  Of which 665,690 is held in the Helen E. Cooper trust.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

      (a) The consideration exchanged pursuant to the Agreement was negotiated between the Registrant and AmeriCom. Prior to the Merger, no relationship existed between any officer or director of the Registrant or any officer, director or shareholder of AmeriCom. The former shareholders and sole director of the Registrant had no direct or indirect interest in AmeriCom. In evaluating AmeriCom as a candidate for such merger, the Registrant used criteria such as value of the assets of the Registrant and value of the assets of AmeriCom, the business operations of AmeriCom, the business potential of AmeriCom, and the benefit to the Registrant of such Merger. The Registrant determined that the consideration for the exchange was reasonable.

      (b) The Registrant intends to continue the business operations formerly conducted by AmeriCom.

BUSINESS

      The information provided in this current report on Form 8-K refers to AmeriCom USA, Inc. and its affiliates prior and subsequent to the Merger, and not to Chatsworth Acquisition
Corporation unless stated or required by the context.

      Overview. The Company is engaged in providing systems for the delivery of advertisements and merchandising on Internet Web sites through its proprietary technology systems, AdCast(R) and TrueManagement(R). The AdCast system is the primary product offered by the Company. The AdCast system is an advertising delivery system which delivers to host Web sites non-scrollable advertisement frames ("billboards") in which two types of advertisements can be placed:
(i) animated ads lasting from 15 to 90 seconds in length with audio, video and pop-up frame capability as well as hot links to other Web sites or (ii) logo icon ads (referred to as sponsorship program ads) which continuously display an advertiser's logo on the bottom of the host Web site page for the entire duration of a Web site visitor's stay and provide a "clickable" link to the advertiser's own Web site.

      The AdCast advertisement space appears on a host Web site each time a visitor to the Web site logs on. The ad appears as an outlined frame in which an advertisement with audio and video capabilities is run. Because the AdCast frame does not scroll, complete viewing of the advertisement is likely despite the typical paging and scrolling that occurs during a Web site visit.

      The TrueManagement system provides management tools, analytical reports, and operating control data pertaining to advertising on the Internet for users of the AdCast system.

      The Company contracts with Web site hosts to allow placement of the AdCast billboards on the host Web sites and the Company sells the billboard space to advertisers and sponsors. The host Web site owners will receive a fee based on the number of visitors to the Web site as well as participation in a program to earn advertising credits to promote their Web site on other AdCast host Web sites.

      The pricing structure for the AdCast advertising rates is based on spot minute increments, similar to spot pricing on television. Similar to television, billboard ads can vary in length. Unlike television, however, AdCast billboard ads play only when a viewer is watching e.g. a Web site visitor has logged on. The billboard ad delivery is initiated by the act of visiting the Web site.

      The Company currently has 32 host Web sites to receive the AdCast system and has obtained 10 advertisers for the billboard ads.
 The Company has obtained one company sponsor in its sponsorship program.

      Background. The Company was incorporated in Delaware in 1994 to market, MyLine, a telecommunication system developed under contract by RMC Diversified Associates International, Ltd. ("DAI"), a California company under contract to Americom Ltd., a Turks and Caicos corporation. DAI was owned by Robert Cezar, Chief Executive Officer and a director of the Company. In April, 1996, Americom Ltd. sold the technology to Enhanced Service Providers LLC ("ESP"), a Massachusetts corporation. As part of the transaction the Company was required to release its international marketing rights to the MyLine technology to Americom Ltd. As consideration, the Company received 161,000 shares of ESP common stock. Following the sale of the marketing rights to the MyLine technology, the Company was inactive until July, 1998, when it acquired, as a wholly-owned subsidiary, DAI, which had developed the AdCast and TrueManagement technologies. Since the acquisition of DAI, the Company has concentrated, through its subsidiary DAI, on enhancement of these technologies.

      During 1997and 1998, the Company (and its subsidiary, DAI) operated at a loss and financed its operations almost entirely from the sale of convertible promissory notes and other debt instruments, some of which notes have been converted into shares of the Company's common stock. As of September 30, 1998, the Company had outstanding short-term promissory notes aggregating $885,206. The Company's operations have consisted primarily of organizational activities and research and enhancement of the AdCast and TrueManagement systems. There is no assurance that the Company will not continue to operate at a loss and that it will be able to continue its operations.

      The Company currently has four subsidiaries: DAI, AdCast, Inc., TeleSpace Inc., and Kiosk Acquisition, Inc. AdCast, Inc. is a newly-formed wholly-owned subsidiary responsible for marketing and sales of the AdCast and TrueManagement technologies and TeleSpace Inc. is a newly-formed wholly-owned subsidiary designed to enter into the long distance and enhanced services telephone business. Kiosk Acquisition, Inc. is a newly-formed wholly-owned subsidiary which effected a merger with Kiosk Software, Inc. on February 8, 1999, as discussed hereinbelow.

      Through Asia Pacific Finance Group, Ltd., a British Virgin Island corporation, on January 29, 1999, the Company completed an offering of 2,350,000 shares of its common stock for an aggregate sales price of $3,687,500 to investors located outside the United States.

CURRENT TECHNOLOGY

      AdCast. The AdCast system delivers to host Web sites non-scrollable billboards in which either animated ads of 15 to 90 seconds in length with audio, video and pop-up frame capability or logo icon ads from company sponsor advertisers may be placed. The AdCast system also provides various audience measurements tools to the host Web site owner and to the advertiser immediately ("real-time"). Measurements provided include such items as number of click-throughs, number of times an advertisement is viewed, time of day an advertisement is viewed, duration of stay on a Web site and visitor type. This data is provided to both the advertiser and the Web site host allowing them to make adjustments to their advertisement or Web site to increase effectiveness.

      TrueManagement. The TrueManagement system works in support of the AdCast system.

      For the AdCast host Web site owner, TrueManagement provides a series of management tools that enable such site owner to maintain interaction between the AdCast system and their Web site, such as setting background colors, site titles, etc. In addition, host Web site owners can use the TrueManagement system to manage their own advertising campaigns, analyze specific billboard advertisement performance, obtain real-time reports displaying new (and repeat) visits to their site, by hour, day, month, or for the entire advertisement campaign.

      For the advertiser, TrueManagement provides a system to manage all aspects of their advertisement campaign, including, among other features, setting the advertisement length, selecting the number of times advertisement(s) are shown to a new visitor to the site, per day, per month and or for the entire ad campaign. Advertisers can monitor the results of their advertisements on a real-time basis and can easily make adjustments to the ad itself or to the timing of its display.

      Benefits of the AdCast and TrueManagement Systems.   The
Company believes that what differentiates the AdCast system from other Internet advertising delivery systems is its ability to allow advertisers to eliminate waste in advertising dollars by setting the precise number of advertisements and click-throughs per visitor, on a per day, per month, and/or per campaign basis. AdCast offers all of the traditional features of existing Internet ad delivery systems while offering real-time accountability presenting advertisers, site owners and sponsors with detailed information concerning the performance of advertising campaigns.

             The benefits of the AdCast system include:

             * Non-scrolling billboard ads which can be set for durations from 15 to 90 seconds featuring audio, video, pop-up animation frames and hot links.

             * Non-scrolling billboard company logo icon ads appearing at the bottom of the Web site page during a Web site visitor's entire stay with a clickable link to that company's Web site.

             *            Specified number of times that ads are
                          shown to each specific visitor, per day, per month or for the entire ad campaign.

             *            Ability to provide hot-links to on-line
                          ordering, coupon printing, special offers and more capabilities.

             The TrueManagement system contains a series of tools that enables host Web site owners and advertisers to control, review, and manage certain standard features. Data capture occurs every thirty seconds and can be viewed in real time (e.g. concurrently) or by the hour, day, week or total ad campaign. Some of the benefits of the TrueManagement system include:

             * Reliable audience measurement in real time as well as collecting historical data for analysis and review.

             *            Free and easy access to the information
                          generated by TrueManagement and to AdCast on-line to advertisers and Web site hosts.

             * Ability of advertisers to easily change or perfect their ad.

             *            Real-time information including total
                          number of new viewers, number of repeat
                          viewers, day's total of viewers,
                          cumulative repeat viewers, cumulated total viewers.

MARKETING AND OPERATIONS

             The Company is marketing the AdCast system through its wholly-owned subsidiary AdCast, Inc. to domestic and foreign businesses involved in publishing and commerce over the Internet.
Domestic and international marketing operations are handled through the Company's California headquarters.

             The Company has entered into a joint-development agreement with Systeam, SpA, an Italian information technology company. Systeam is participating in the development, enhancement and expansion of the Company's products. The terms of the agreement with Systeam provide that Systeam will receive an 8% royalty on the net revenues of the Company with a minimum royalty for 1999 of $250,000.

             The Company entered into an agreement and plan of reorganization by and among the Company, Kiosk Acquisition Corporation, a newly-formed wholly-owned Delaware subsidiary of the Company, Kiosk Software, Inc., a California company, and the principal shareholder of Kiosk Software, Inc. Pursuant to the terms of the merger, Kiosk Software, Inc. was merged with and into Kiosk Acquisition Corporation and shares of the Company's common stock were issued, or are to be issued, to the shareholders of Kiosk Software, Inc. based on the following formula: (i) an exchange ratio shall be computed by dividing 1,000,000 by the quantity of outstanding Kiosk Software, Inc. outstanding shares just prior to
the merger;   (ii) the number of shares to be issued to Kiosk
Software, Inc. shareholders shall be equal to the product of the number of shares owned by such shareholder times the exchange ratio.
 The 1,000,000 share numerator of the exchange ratio shall be adjusted based on any stock sales taking place between the effective date of the agreement and 180 days after the closing date of the agreement, at a price below$2.00 per the Company's Regulation S offering which closed January 29, 1999. In addition, pursuant to the Company's Qualified Stock Option Plan, an option for the purchase of 248,834 shares of the Company's common stock at a purchase price of $.40 per share was granted and options for the purchase of an aggregate of 231,266 shares of the Company's common stock at a purchase price of $1.30 were granted. Kiosk Software, Inc. has developed a proprietary kiosk operating system and specializes in complete kiosk development services including custom cabinet design and multimedia software development. The Company has advanced Kiosk Software, Inc. an aggregate amount of $629,950 to pay its outstanding liabilities. The merger was completed on February 8, 1999 and the Company intends to file a Form 8-K therefor if required.

             The Company intends to target manufacturers and suppliers of products, goods and services that utilize the Internet for dissemination and sales of their products. The Company intends to participate in up to four major trade shows in 1999 at which it can directly promote to its target audience. The Company has targeted an E-mail campaign to obtain advertisers in the sponsorship (company logo icon ad) program.

             The Company anticipates that the sponsorship program will appeal to larger organizations that already have name and logo recognition. A participant in the sponsorship program will receive several host Web sites on which its logo will be placed. These Web sites will be selected based on compatibility of interests from the Company's pool of Web sites. The sponsor will compensate the Company either on a commission basis based on the amount of sales generated from viewers clicking on the sponsor's logo on a host Web site or through advertising referral guarantees.

RESEARCH AND DEVELOPMENT

             The Company has begun development of additional products. There is no assurance that such products will ever become viable products or that the Company will be able to market such products. E-CommPlus is designed for the small and medium sized business as a low-cost electronic commerce software program that enables such business to take on-line orders for their products from retailers and/or individual consumers.

PATENTS, TRADEMARKS AND COPYRIGHTS

             The AdCast and TrueManagement technology is owned by the Company's wholly-owned subsidiary, DAI. DAI does not have patent or trademark protection for any of its proprietary technology. The Company intends to apply for such protection but there can be no assurance that it will be able to obtain patent or trademark protection for any of its products or technologies.

PROPERTY

             The Company maintains its offices in three locations. The executive offices are located at 1303 Grand Avenue, Arroyo Grande, California pursuant to a one-year lease at $1,627 per month for approximately 1,550 square feet. The offices of the AdCast, DAI and TeleSpace subsidiaries are located at 124 South Halcyon Road, Arroyo Grande, California under a monthly lease of $2,600 per month for approximately 3,500 square feet. The Kiosk Acquisition, Inc. offices are located at 3534-A Empleo Street, San Luis Obispo, California pursuant to a monthly lease of $1,600 for approximately 2,400 square feet.

MANAGEMENT

Name                      Age                 Title


Robert M. Cezar           56              Director, Chief Executive Officer

David H. Loomis           60              Director, President, Chief Operating
                                          Officer, Treasurer, Vice President
                                          of Finance

Greg M. Hogue             58              Executive Vice President

Helen E. Cooper           58              Secretary; Vice President for
                                          Administration

Craig D. Machado          52              Director

Winston Lee               44              Vice President, International
                                          Corporate Development

             ROBERT M. CEZAR, 56, serves as Chief Executive Officer and a director of the Company. Since 1993, Mr. Cezar has served as a director, chief executive officer and president of Diversified Associates International, now a wholly-owned subsidiary of the Company. From 1994 to 1996, Mr. Cezar was chief executive officer, director and chief engineering officer of AmeriCom USA, Inc. From 1996 to 1998, Mr. Cezar was vice president of engineering for Enhanced Service Providers, a telecommunications company. In May 1998, Mr. Cezar joined the Company as its Chief Executive Officer.

             DAVID H. LOOMIS, 60, serves as President, Chief Operating Officer, Acting Chief Financial Officer, Vice President of Finance and a director of the Company. From 1963 to 1991, Mr. Loomis served in various positions at Loomix, a $23 million agri-business company culminating as chief financial officer and a director. From 1994 to 1996, Mr. Loomis served as chief financial officer and a director of AmeriCom USA. From 1996 to 1998, Mr. Loomis served as chief financial officer and a director of Diversified Associates International, now a wholly-owned subsidiary of the Company. In April, 1998, Mr. Loomis joined the Company as its Chief Financial Officer, Treasurer, and Vice President for Finance and in January, 1999, assumed the positions of President and Chief Operating Officer. Mr. Loomis received his Bachelor of Science degree in Social Science from California State Polytechnic University in 1961.

      GARY M. HOGUE, 58, serves as Executive Vice President of the Company. From 1994 to 1998, Mr. Hogue was the Administrative
Manager for Torch Operating Company, Santa Maria District, an oil production operating company for facilities both offshore and onshore California. From 1969 to 1992, Mr. Hogue served in a number of positions with Atlantic Richfield Co. (ARCO), the last of which was Personnel Director for ARCO Oil and Gas, Western District. Mr. Hogue received his Bachelor of Science degree in Economics from Sonoma State College in 1972 and mis Masters of Business Administration in 1982 from Pepperdine University, Malibu, California.

      HELEN E. COOPER, 58, serves as Secretary and Vice President for Administration of the Company. From 1993 to 1994, Ms. Cooper served as a director, corporate secretary and vice president for administration of Diversified Associates International. From 1994 to 1996, Ms. Cooper was director, corporate secretary and vice president for administration of AmeriCom USA, Inc. From 1996 to 1998, Ms. Cooper served as an administrative assistant at Enhanced Service Providers. Since April 1998, Ms. Cooper has been employed by the Company. Ms. Cooper received her teaching degree in 1962 from Oxford University and Froebel Institute, United Kingdom.

      CRAIG D. MACHADO, 52, serves as a director of the Company. From 1991 to 1995, Mr. Machado served as vice president, marketing and merchandising at Calgene Fresh, Inc., a genetically engineered fresh tomato company. Since 1995, Mr. Machado has been the director of marketing for APIO, Inc., an agro distribution and processing company located in Guadalupe, California. Mr. Machado has served as president of the Northern California Produce Council in 1976 and 1977 and was recognized by the Sacramento Bee as the Creative Advertiser of the Year for 1987. Mr. Machado received his Bachelor of Science degree in Architectural Engineering from California State University, Sacramento, California in 1966.

      WINSTON LEE, 44, serves as Vice President of International Corporate Development. In 1987 Mr. Lee founded Gateway Communications Limited, Taipei, Taiwan, an international direct dial rate arbitrage company which developed an automatic aggregation system. From 1994 to 1998, Mr. Lee was managing director of Strait Venture Inc., Taiwan, which company represents several large telecommunications company in the Far East, including China. Mr. Lee received his Bachelor of Architecture degree in 1977 from Rice University and his Master of Business Administration from New York University in 1982. In October, 1998, Mr. Lee joined the Company as its Vice President for International Corporate Development.

TRADING SYMBOL

      On December 23, 1998, the Company applied to NASD Regulation, Inc. for quotation of the Company's common stock on the NASD OTC Bulletin Board. On January 30,1999 the Company received from NASD Regulation, Inc. the trading symbol AMUS. Trading has not yet been cleared by NASD Regulation, Inc. pending review of certain additional documents which the Company has furnished to it.

RISK FACTORS

GOING CONCERN QUESTION; OPERATING LOSSES AND ACCUMULATED DEFICIT;
UNCERTAINTY OF FUTURE PROFITABILITY

        The Company had accumulated losses of $2,525,175 at December 31, 1998, and will be required to make significant additional expenditures in connection with the development and marketing of the AdCast system. At December 31, 1998, the Company had short-term promissory notes outstanding aggregating $931,445. The Company's ability to continue its operations is dependent upon its receiving funds through its current offering of securities or such other equity or debt financing that the Company may be able to arrange. The Company recently sold 2,350,000 shares of its common stock for an aggregate subscription price of $3,687,500. There is no assurance that the Company will receive any additional subscriptions for its shares of common stock or will be able to raise any additional capital through such placement of its securities or from any other debt or equity financing. If the Company is not able to raise such financing or to obtain alternative sources of funding, management will be required to curtail operations and there is no assurance that the Company will be able to continue to operate.

NO SIGNIFICANT REVENUES

      The Company has not received any significant revenues to date and there is no assurance that it will be able to increase its revenues in the future. The Company currently has only one sponsor under contract. Currently the Company displays this sponsor's ads on the Company's Web site, but intends to obtain additional AdCast host Web sites and additional advertisers. There can be no assurance that the Company will be able to obtain additional host Web sites. In order to receive revenues, the Company must obtain advertisers to run advertisements on the AdCast billboards and the Company must obtain Web sites consenting to act as host Web sites for the AdCast billboards. There is no assurance that the Company will be able to obtain any additional advertisers; and if able to obtain advertisers, there is no assurance that the Company will be able to obtain AdCast host Web sites.

INTELLECTUAL PROPERTY PROTECTION

      The AdCast and TrueManagement technology is owned by the Company's wholly-owned subsidiary, DAI. DAI does not have any copyrights, trademarks, patents or service marks for its technology systems. The Company intends to apply for trademark and/or patent protection for the technology and trade names from the United States Patent and Trademark Office, but there is no assurance that such protection will be granted or that such products or similar products are not already in use and/or protected by United States patents or trade marks or the trade mark laws of another country. There is no assurance that any of the Company's rights in protecting the technology or trade names will be enforceable even if registered against any prior users of a similar name or competitors of the Company who seek to utilize similar technology or names in areas where the Company operates. The Company intends to enforce all rights regarding such trademarks, patents and service marks in regard to usage by others. There is no assurance that a challenge to the Company's use of such marks will not result in adverse consequences, including a judgment that would entail damages and/or the discontinuation of the Company's use of the marks.

        The failure to enforce any of the Company's rights could have the effect of reducing the Company's ability to market the technology and develop its operations if such technology becomes available in the market through other sources. It is also possible that the Company will encounter claims from prior users of a similar technology and names in areas where the Company operates thereby causing the Company to pay damages to a prior user.

COMPUTER SYSTEMS REDESIGNED FOR YEAR 2000

        Many existing computer programs use only two digits to identify a year in such program's date field. These programs were designed and developed without consideration of the impact of the change in the century for which four digits will be required to accurately report the date. If not corrected, many computer applications could fail or create erroneous results by or following the year 2000 (the "Year 2000 problem"). Many of the computer programs containing such date language problems have been corrected by the companies or governments operating such programs. The Company's operations are dependent upon the operations and computer systems of its suppliers, Web site hosts, Internet users, Internet providers, advertisers and sponsors. The Company does not know what steps, if any, have been taken by any of these companies or any governments in the countries in which the Company intends to operate. The Company's operations will be severally curtailed if one or more of these companies were to suffer Year 2000 problems. Furthermore, it is impossible to predict how the Internet system itself will survive the Year 2000 problem.

COMPETITION

        The Internet advertising industry is highly competitive and includes numerous competitors that have substantially greater financial and marketing resources than the Company and may be better
able to attract and maintain customers.   The computer business,
including Internet services and uses, software, hardware and technology is characterized by rapid technology changes. Success of the Company depends upon its ability to develop new and innovative products and services and to update its AdCast system and other systems to incorporate new technological advances.

DEPENDENCE ON THIRD-PARTY PROVIDERS

        The Company is dependent upon the visitor's Internet provider and server and the advertiser's and the Web site host's Internet provider and server in order to generate a billboard or sponsorship ad. Connections to the Internet will be supplied by third-party network servers. The Company has no control over such Internet providers or network servers and their ability to effect the Internet connections on demand. Delay or failure of such servers or providers to make correct and efficient connections could result in the failure to display an advertiser's sponsorship logo or billboard ad. Furthermore, continual or repeated delays or failures could result in a loss of visitors to AdCast host Web sites and a reduction in the number of AdCast host Web sites.

DEPENDENCE ON NETWORK INFRASTRUCTURE

        The Company will be required to expand and improve its network infrastructure as the number of its customers and the amount and type of their advertisements over the Internet increases. Such expansion and improvement may require substantial financial, operational and managerial resources. There can be no assurance that the Company will be able to expand or improve its network infrastructure to meet any additional demand or changing customer requirements on a timely basis or at a commercially reasonable cost, if at all.

        If the Company does not maintain sufficient capacity in its network connections, customers will experience a general slowing of all services on the Internet. Any of these events could cause customers to terminate use of the Company's services. Accordingly, any failure of the Company to expand or enhance its network infrastructure on a timely basis, or to adapt it to an expanding customer base, changing customer requirements or evolving industry standards, could have a material adverse effect on the Company.

        The Company engages in regular maintenance of its network infrastructure to prevent security breaches and problems caused by computer viruses and other attacks against the system. However, in the event the entrance of such viruses or other similar disruptive problems into the network infrastructure, whether caused by the Company's customers, other Internet users or other third parties, could lead to interruptions, delays in or cessation of service to the Company's customers, as well as corruption of the Company's or its customers' computer systems. Inappropriate use of the Internet by third parties could also potentially jeopardize the security of confidential information stored in the computer systems of the Company or those of its customers, which may cause losses to the Company or its customers, or deter certain persons from using the Company's services. The Company expects that its customers may increasingly use the Internet for commercial transactions in the future. Any network malfunction or security breach could cause these transactions to be delayed, not completed or completed with compromised security. Alleviating problems caused by computer viruses or other inappropriate uses or security breaches may cause interruptions, delays or cessation in service to the Company's customers, which could have a material adverse effect on the Company.

DEPENDENCE ON TELECOMMUNICATIONS CARRIERS AND OTHER SUPPLIERS

        The Company relies on local telephone companies and other companies to provide data communications capacity via local telecommunications lines and leased long distance lines. The
Company is subject to potential disruptions in these telecommunications services and may have no means of replacing these services, on a timely basis or at all, in the event of such disruption. Any such disruptions could have a material adverse effect on the Company.

UNCERTAIN ACCEPTANCE OF THE INTERNET

        The Company's operations will depend largely on the widespread acceptance and use of the Internet as a source of multimedia information and entertainment and as a vehicle for commerce in goods and services. The Internet may not be accepted as a viable commercial medium for broadcasting multimedia content, if at all, for a number of reasons, including (i) potentially inadequate development of the necessary infrastructure, (ii) inadequate development of enabling technologies, (iii) lack of acceptance of the Internet as a medium for distributing content and
(iv) inadequate commercial support for Internet-based advertising.

        To the extent that the Internet continues to experience an increase in users, an increase in frequency of use or an increase in the bandwidth requirements of users, there is no assurance that the Internet infrastructure will be able to support the demands placed upon it, specifically the demands of delivering high-quality audio content. In addition, the Internet could lose its viability as a commercial medium due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or due to increased government regulation. Changes in or insufficient availability of telecommunications services to support the Internet also could result in unacceptable response times and could adversely affect use of the Internet generally and of the Company Web site in particular. If use of the Internet does not continue to grow or grows more slowly than expected, or if the Internet infrastructure does not effectively support the growth that may occur, the Company's business, results of operations and financial condition could be materially adversely affected.

ACCEPTANCE OF THE INTERNET AS AN ADVERTISING MEDIUM

        The market for Internet advertising has only recently begun to develop, is rapidly evolving and is characterized by an increasing number of market entrants, although Internet advertising continues to be dominated by the larger Web sites. It remains unclear as to the success or popularity of Internet advertising or
the increased use of the Internet by potential purchasers.   The
Company's ability to generate advertising revenue will depend on
many factors over which it has no control including:   the continued
development of the Internet for personal and business use, the acceptance of the Internet as an advertising medium, and pricing of advertising on other Web sites.

        There is no assurance that advertisers or advertising agencies will be persuaded to allocate or continue to allocate portions of their budgets to Internet-based advertising or, if so persuaded, that they will find such advertising to be effective for promoting their products and services relative to traditional print and broadcast media.

        No standards have yet been widely accepted for the measurement of the effectiveness of Internet-based advertising, and there is no assurance that such standards will develop sufficiently to enable Internet-based advertising to become a significant advertising medium. Acceptance of the Internet among advertisers and advertising agencies will also depend, to a large extent, on the level of use of the Internet by consumers and upon growth in the commercial use of the Internet. If widespread commercial use of the Internet does not develop, or if the Internet does not develop as an effective and measurable medium for advertising, the Company's business, results of operations and financial condition would be materially adversely affected.

COMPANY'S SUCCESS DEPENDENT ON NUMBER OF INTERNET USERS

        The Company's anticipated arrangements with advertisers call for compensation based solely and directly on the number of "impressions" recorded as Web site visitors call up a Web site page on which the advertising is included or the number and duration of ads delivered by the Company. The Company does not receive compensation simply for providing the advertising space. Accordingly, its revenues from advertising are entirely dependent on the number of visitors accessing AdCast host Web sites, the time spent by such visitors, and the number of advertisers using the AdCast system. A reduction in the number of Internet users and therefore in the number of visitors to AdCast host Web sites would have a substantive negative impact on the Company's proposed operations.

DEPENDENCE ON ADVERTISERS

        The Company's advertising revenues will be derived from short-term contracts from a limited number of advertisers. The Company's advertising customers will be able to discontinue the Company's services site quickly and without penalty. There is no assurance that the Company will be able to secure advertising contracts from existing or future customers at attractive rates or at all. Any failure of the Company to achieve sufficient advertising revenue could have a material adverse effect on its business, results of operations and financial condition.

PRODUCT DEVELOPMENT AND TECHNOLOGICAL OBSOLESCENCE

        The market for Internet information delivery is characterized by extensive research and development and rapid technological change, frequent new product introductions and technological innovation, resulting in short product life cycles and evolving industry standards. Development by others of new or improved products, processes or technology may render the Company's products and services less competitive or obsolete. The emerging character of these products and services and their rapid evolution will require the Company to effectively use leading technologies, continue to develop its technological expertise, enhance its current services and continue to improve the performance, features and reliability of its network infrastructure.

        Changes in network infrastructure, transmission and content delivery methods and underlying software platforms and the emergence of new technologies could dramatically change the structure and competitive dynamics of the market for the Company's products and services. There is no assurance that the Company will be successful in responding quickly, cost effectively and sufficiently to these or other such developments. In addition, the widespread adoption of new Internet technologies or standards could require substantial expenditures by the Company to modify or adapt its Web site and services. A failure by the Company to rapidly respond to technological developments could have a material adverse effect on its business, results of operations and financial condition.

DEPENDENCE ON CONTENT PROVIDERS

        The Company's future success depends in large part upon its ability to obtain rights to and deliver content of sufficient interest to users of the Internet. The Company does not create its own content. The Company relies on third party content providers, such as Web site publishers, news and financial information services and music publishers for the content it makes available to users visiting its host Web sites. The Company's ability to maintain its existing relationships with such content providers and to build new relationships with additional content providers is critical to the success of its business. The Company's inability to secure content providers or the termination of a significant number of content provider agreements would decrease the availability of content that the Company can offer users.

ISSUANCE OF FUTURE SHARES MAY DILUTE INVESTORS SHARE VALUE

      The Certificate of Incorporation of the Company authorizes the issuance of a maximum of 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. The future issuance of all or part of the remaining authorized common stock may result in substantial dilution in the percentage of the Company's common stock held by the Company's then existing shareholders. Moreover, any common stock issued in the future may be valued on an arbitrary basis by the Company. The issuance of the Company's shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on any trading market, should a trading market develop for the Company's common stock.

POTENTIAL ADVERSE EFFECTS OF AUTHORIZATION OF PREFERRED STOCK

      The Company may, without further action or vote by shareholders of the Company, designate and issue shares of preferred stock. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the common stock and thereby reduce the value of the common stock. The designation and issuance of preferred stock favorable to current management or shareholders could make the possible takeover of the Company or the removal of management of the Company more difficult and discourage hostile bids for control of the Company which bids might have provided shareholders with premiums for their shares.

NO CURRENT TRADING MARKET FOR THE COMPANY'S SECURITIES

      On January 30, 1999 the Company received from NASD Regulation, Inc. the trading symbol AMUS for quotation on the NASD OTC Bulletin Board. Trading has not yet been cleared by NASD Regulation, Inc. pending review of certain additional documents which the Company has furnished to it. No assurance can be given that an active trading market in the Company's securities will develop or, if developed, that it will be sustained. If and when qualified, the Company intends to apply for admission to quotation on the Nasdaq SmallCap Market. There can be no assurance that a regular trading market for the common stock will develop or that, if developed, it will be sustained. Various factors, such as the Company's operating results, changes in laws, rules or regulations, general market fluctuations, changes in financial estimates by securities analysts and other factors may have a significant impact on the market price of the Company's securities. The market price for the securities of public companies often experience wide fluctuations which are not necessarily related to the operating performance of such public companies such as high interest rates or impact of overseas markets.

PENNY STOCK REGULATION

      Upon commencement of trading in the Company's stock, if such occurs (of which there can be no assurance) the Company's common stock may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.
 Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Company's securities will reach or maintain such a level.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

      Not applicable

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

       As a result of the Merger and as of the date thereof, December 4, 1998, the accountant to the Registrant was replaced with the accountant for AmeriCom USA, Inc. The financial statements for the Registrant since inception and prior to the change in such accountants have not contained any adverse opinion or disclaimer or were modified as to any uncertainty, audit scope or accounting principles and there were not any disagreements or "reportable events" with such former accountant.

ITEM 5.     OTHER EVENTS

      Not applicable.

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

      Pursuant to the Agreement, upon effectiveness of the Merger, the sole director and officer of the Registrant resigned and the officers and directors of AmeriCom USA, Inc. were designated to serve in their same capacities for the Registrant until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their prior resignation or termination.


ITEM 7.     FINANCIAL STATEMENTS

      The audited financial statements for two years ended June 30, 1998 prepared for the Company by Weinberg & Company, certified public accountants, are included herein. The unaudited financial statements as of and for the six month period ended December 31, 1998 was prepared by the Company and is included herein.


ITEM 8.     CHANGE IN FISCAL YEAR

      Not applicable.


ITEM 9.     SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

      On January 29, 1999, the Company completed an offering of 2,350,000 shares of its common stock to non-United States residents for an aggregate subscription price of $3,687,500. The Company has received 75.02% of the subscription price and issued 90.13% of the subscribed shares. The remaining amount of the subscription price will be received by the Company, and the remaining shares issued by the Company, upon notification of acceptance for quotation on the NASD OTC Bulletin Board.












                AMERICOM USA, INC. AND RMC DIVERSIFIED

                    ASSOCIATES INTERNATIONAL, LTD.

                    COMBINED FINANCIAL STATEMENTS

                     AS OF JUNE 30, 1998 AND 1997










                        AMERICOM USA, INC. AND

            RMC DIVERSIFIED ASSOCIATES INTERNATIONAL, LTD

                               CONTENTS



PAGE        1  -  REPORT OF INDEPENDENT CERTIFIED PUBLIC
                  ACCOUNTANTS


PAGE        2  -  COMBINED BALANCE SHEETS AS OF JUNE 30, 1998
                  1997


PAGE        3  -  COMBINED STATEMENTS OF OPERATIONS FOR THE
                  YEARS ENDED JUNE 30, 1998 AND 1997


PAGE        4  -  COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS'
                  DEFICIENCY FOR THE YEARS ENDED JUNE 30, 1998
                  AND 1997

PAGE  5  -  6  -  COMBINED STATEMENTS OF CASH FLOWS FOR THE
                  YEARS ENDED JUNE 30, 1998 AND 1997

PAGE  7  - 17  -  NOTES TO COMBINED FINANCIAL STATEMENTS

















          REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors of:
 AmeriCom USA, Inc. and RMC Diversified
  Associates International, Ltd.

We have audited the accompanying combined balance sheets of AmeriCom USA, Inc. and RMC Diversified Associates International, Ltd. as of June 30, 1998 and 1997 and the related combined statements of operations, changes in stockholders' deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of AmeriCom USA, Inc. and RMC Diversified Associates International, Ltd. as of June 30, 1998 and 1997 and the results of their operations and their cash flows for the two years then ended in conformity with generally accepted accounting principles.



                         WEINBERG & COMPANY, P.A.



Boca Raton, Florida
January 29, 1999 (except for Note 13(e) and Note 4 as to which the dates are February 8, 1999 and February 10, 1999, respectively.)



                AMERICOM USA, INC. AND RMC DIVERSIFIED
                    ASSOCIATES INTERNATIONAL, LTD.
                       COMBINED BALANCE SHEETS
                     AS OF JUNE 30, 1998 AND 1997

                               ASSETS


                                          1998          1997

CURRENT ASSETS
 Cash and cash equivalents           $     28,767   $        199
 Accounts receivable                         -               638
 Due from officer                           6,767          8,546
 Other assets                               1,200           -

    Total Current Assets                   36,734          9,383

PROPERTY AND EQUIPMENT, NET                14,379          3,486

OTHER ASSETS                                  455          1,410

TOTAL ASSETS                         $     51,568   $     14,279


               LIABILITIES AND STOCKHOLDERS' DEFICIENCY


CURRENT LIABILITIES
 Accounts payable and accrued
  expenses                           $     217,318  $    164,251
 Payroll taxes payable                      53,614        41,498
 Accrued salaries and wages                565,742       425,421
 Notes and loans payable                   105,408        80,408
 Notes and loans payable -
  related parties                          798,529       756,675
 Convertible promissory notes               37,500          -

    Total Current Liabilities            1,778,111     1,468,253

TOTAL LIABILITIES                        1,778,111     1,468,253

Commitments and contingencies

STOCKHOLDERS' DEFICIENCY
 Common stock                               14,500        14,500
 Additional paid-in capital                133,007       133,007
 Accumulated deficit                    (1,874,050)   (1,601,481)

Total Stockholders' Deficiency          (1,726,543)   (1,453,974)

TOTAL LIABILITIES AND
 STOCKHOLDERS' DEFICIENCY            $      51,568  $     14,279


       See accompanying notes to combined financial statements.
                                  2



                AMERICOM USA, INC. AND RMC DIVERSIFIED
                    ASSOCIATES INTERNATIONAL, LTD.
                  COMBINED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED JUNE 30, 1998 AND 1997



                                  1998                   1997

REVENUES                        $    -                 $  14,275

      Total Revenues                 -                    14,275

EXPENSES
 Salaries and wages               163,289                206,199
 Payroll tax                        2,570                  3,300
 Advertising                         -                     1,078
 Amortization expense                 455                    455
 Bad debt expense                    -                    68,533
 Building rent                      2,318                 27,863
 Consulting expense                 2,000                  2,220
 Depreciation expense               4,738                  1,698
 Insurance                         11,995                 19,190
 Legal                             28,100                 30,111
 Other general and
  administrative expenses           6,283                 25,580
 Research and development           3,774                   -
 Telephone expense                 12,176                  7,328

TOTAL EXPENSES                    237,698                393,555

OPERATING LOSS                   (237,698)              (379,280)

OTHER INCOME (EXPENSE)
 Gain on debt forgiveness           8,938                   -
 Gain on sale of investment          -                    45,095
 Interest expense                 (37,154)                (5,821)
 Vendor finance charges            (2,553)                  -
 Payroll tax penalties and
  interest                         (4,102)               (53,859)

NET OTHER EXPENSE                 (34,871)               (14,585)

NET LOSS                        $(272,569)             $(393,865)

Weighted average number
 of shares outstanding
 during period                  9,500,000              9,499,926

Net loss per common
 share and equivalents          ($0.0287)              ($0.0415)






       See accompanying notes to combined financial statements.
                                  3



    AMERICOM USA, INC. AND RMC DIVERSIFIED ASSOCIATES INTERNATIONAL, LTD.
          COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                  FOR THE YEARS ENDED JUNE 30, 1998 AND 1997



           AMERICOM USA, INC    RMC DIVERSIFIED
                                ASSOCIATES INTER-
                               NATIONAL, LTD              AMERICOM
                                COMMON STOCK              USA, INC.
          -------------------   ---------------           ADDITIONAL
          NUMBER                NUMBER                        ACCUMU-
          OF                    OF                  PAID-IN   LATED
          SHARES      AMOUNT    SHARES   AMOUNT     CAPITAL   DEFICIT    TOTAL

BALANCE,
JUNE 30,
1996      3,883,250   $3,883   10,000   $10,000  $ 71,117  $(1,207,616)
                                                                  $(1,122,616)

Issuance of
common stock
in exchange
for debt     30,861       31       -        -     61,890        -      61,921

Issuance of
common stock
as compen-
sation      585,889      586       -        -        -          -         586

Net loss 1997     -        -       -        -        -      (393,865)(393,865)
            ---------    ----   ------   ------   -------   --------  ------

BALANCE,
JUNE 30,
1997      4,500,000   $4,500   10,000   $10,000 $133,007  $(1,601,481)
                                                                  $(1,453,974)

Net loss
1998              -        -      -        -         -      (272,569)(272,569)
           ---------  ------    -----   -------  -------    --------  -------
BALANCE,
JUNE 30,
1998       4,500,000  $4,500   10,000   $10,000 $133,007 $(1,874,050)
                                                                  $(1,726,543)





                See accompanying notes to combined financial statements.
                                            4



                    AMERICOM USA, INC. AND RMC DIVERSIFIED
                        ASSOCIATES INTERNATIONAL, LTD.
                      COMBINED STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED JUNE 30, 1998 AND 1997

                                          1998            1997
Cash flows from operating
 activities:

 Net loss                              $(272,569)      $(393,865)
 Adjustments to reconcile net
  loss to net cash used in
  operating activities:
   Depreciation                            4,738           1,698
   Amortization                              455             455
   Loss on disposal of assets               -              6,691
   Provision for losses on receivables      -             68,533
   Compensation expense recorded under
    employee stock issuances                -                586
 Changes in operating assets and
  liabilities:
 (Increase) decrease in:
   Accounts receivable                       638         414,079
   Employee receivable                     1,779             750
   Due from officer                         -              9,332
   Other assets                           (1,200)         19,415
   Investment in stock                      -              4,905
  Increase (decrease)in:
   Accounts payable and accrued
    expenses                              53,067         (20,204)
   Payroll taxes payable                  12,116        (222,768)
   Accrued salaries and wages            140,321         148,086

   Net cash (used in) provided by
    operating activities                 (60,655)         37,693

Cash flows from investing
 activities:

  Purchase of property and equipment      (8,014)           -
  Proceeds from return of deposits           498            -
  Increase in other assets                  -               (499)

    Net cash used in investing
     activities                           (7,516)           (499)

Cash flows from financing
 activities:

  Notes and loans payable                 59,239          (38,482)
  Promissory note                         37,500             -

  Net cash provided by (used in)
   financing activities                   96,739          (38,482)


                                      5


                    AMERICOM USA, INC. AND RMC DIVERSIFIED
                        ASSOCIATES INTERNATIONAL, LTD.
                      COMBINED STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED JUNE 30, 1998 AND 1997


        Net increase (decrease) in cash         28,568           (1,288)

        Cash and cash equivalents at
         beginning of year                         199            1,487

        CASH AND CASH EQUIVALENTS AT
         END OF YEAR                        $   28,767        $     199



SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:

     During 1997 the Company issued 30,660 and 201 shares of common stock in exchange for notes and loans payable of $61,320 and $603, respectively.

     During 1997 the Company issued 585,889 shares of common stock to certain officers and employees as compensation.

     During 1998 the Company purchased certain property and equipment for $7,615 from a related party in exchange for a note payable.








           See accompanying notes to combined financial statements.
                                      6


                    AMERICOM USA, INC. AND RMC DIVERSIFIED
                           ASSOCIATES INTERNATIONAL
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                         AS OF JUNE 30, 1998 AND 1997

NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Description of Business

     AmeriCom USA, Inc. ("AmeriCom") is a Delaware corporation chartered on May 4, 1994. RMC Diversified Associates International, Ltd. ("Diversified") is a California corporation chartered on December 26, 1989. Diversified has developed proprietary technologies known as Adcast, e-CommPlus, TrueManagement, and My-Channel. In July 1998, AmeriCom acquired all the issued and outstanding common stock of Diversified making Diversified a wholly owned subsidiary of AmeriCom (See
     Note 13). AmeriCom and Diversified (hereinafter jointly referred to as "the Company") develop and market software technology products that provide advertisers, web site owners, sponsors and affiliates with advanced Internet technology, revenue sharing, commercial efficiency, commercial effectiveness and operating savings. AmeriCom positions itself in the marketplace as an Internet Advertising Service Provider.

     The Company is not operating as a development stage company since they received revenues from research and development contracts and license sales relating to previously owned technology rights in years prior to 1997.

     AmeriCom and Diversified have been combined herein due to common management control since inception of both companies.

     Principles of Combination

     The combined financial statements include the accounts of AmeriCom and Diversified. All significant intercompany balances and transactions have been eliminated in combination.

     Use of Estimates

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

     Cash and Cash Equivalents

     For purpose of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at time of purchase to be cash equivalents.

                AMERICOM USA, INC. AND RMC DIVERSIFIED
                       ASSOCIATES INTERNATIONAL
                NOTES TO COMBINED FINANCIAL STATEMENTS
                     AS OF JUNE 30, 1998 AND 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONT'D)

     Property and Equipment

     Property and equipment are stated at cost, less accumulated depreciation. Expenditures from maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life's of the assets from three to five years.

     Income taxes

     The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109. "Accounting for Income Taxes" ("Statement No.109"). Under Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those measured using enacted tax rates expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At June 30, 1998 AmeriCom and Diversified had approximately $160,000 and $800,000, respectively, of net operating loss carryforwards, which expire beginning in years 2010 and 2005, respectively. A one hundred percent valuation allowance has been established against any resulting deferred tax asset at June 30, 1998 and 1997.

     Per Share Data

     Net loss per common share for the year ended June 30, 1998 and 1997 is computed by dividing net loss by the weighted average common shares outstanding during the year as defined by Financial Accounting Standards, No. 128, "Earnings per Share". The assumed exercise of common share equivalents was not utilized since the effect was anti-dilutive. For purposes of the net loss per common share computation only, the acquisition of Diversified (see Note 13) and related exchange of shares was applied retroactively as if it occurred on July 1, 1996.

                AMERICOM USA, INC. AND RMC DIVERSIFIED
                       ASSOCIATES INTERNATIONAL
                NOTES TO COMBINED FINANCIAL STATEMENTS
                     AS OF JUNE 30, 1998 AND 1997


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONT'D)


     Long-Lived Assets

     During 1995, Statement of Financial Accounting Standards No.121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of" ("SFAS 121"), was issued. SFAS 121 requires the Company to review long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted future cash flows of the enterprise are less than their carrying amounts, their carrying amounts are reduced to fair value and an impairment loss is recognized. The adoption of this pronouncement did not have a significant impact on the Company's financial statements as of June 30, 1998 and 1997.

NOTE 2 - PROPERTY AND EQUIPMENT

     Property and equipment at June 30 consisted of the following:

                                       1998         1997

      Computers and equipment          19,206        4,680
      Software                          2,805        1,699
                                       22,011        6,379
      Less accumulated depreciation     7,632        2,893
                                     $ 14,379     $  3,486

     Depreciation expense was $4,738 and $1,698 in 1998 and 1997, respectively.

NOTE  3 - SALARIES AND WAGES PAYABLE

     Salaries and wages payable represent current and prior years salaries from September 1994 through June 1998. The following schedule reflects salaries payable at June 30:

                          Officers     Employees       Total

      1997                 237,369       188,052      425,421
      1998                 371,369       194,373      565,742


     In January 1999 $490,742 of accrued salaries existing at that date were paid in cash with funds received from a private placement (See Note 13).

                AMERICOM USA, INC. AND RMC DIVERSIFIED
                       ASSOCIATES INTERNATIONAL
                NOTES TO COMBINED FINANCIAL STATEMENTS
                     AS OF JUNE 30, 1998 AND 1997

NOTE  4 - PAYROLL TAXES PAYABLE

     At June 30, 1998 and 1997 the Company owed $45,545 and $41,442, respectively, in payroll taxes, interest and penalties for prior tax periods ended September 30, 1995. Such amounts were accrued in payroll taxes payable at June 30, 1998 and 1997. On February 10, 1999, the Company paid the full amount of $45,545 to the Internal Revenue Service.

NOTE  5 - NOTES AND LOANS PAYABLE

     The following schedule reflects notes and loans payable to non-related parties at June 30:
                                            1998             1997
      Note payable, interest at 10%
       per annum, due on demand,
       unsecured, 1997                 $   18,506        $   18,506

      Note payable, interest at 10%
       per annum, due on demand,
       unsecured                           10,000            10,000

      Note payable, interest at 10%
      per annum, due on demand,
      unsecured                             6,821             6,821

      Note payable to unrelated party
       issued in exchange for forgive-
       ness of debt of $19,457 from a
       related party reduced by a $5,000
       payment interest at 10% per annum,
       due on demand, unsecured            14,457             14,457

      Note payable dated June 3, 1998
       interest at 10% per annum, due
       June 3, 1999, unsecured             25,000               -

      Note payable, non-interest bearing
       due on demand, unsecured            25,624             25,624

      Note payable, non-interest bearing
       due on demand, unsecured             5,000              5,000

                                         $105,408           $ 80,408

The following schedule reflects notes and loans payable to related parties at June 30:
                                           1998               1997

      Note payable dated May 15, 1998
       to related party interest
       at 18% per annum, due July
       1, 1998, unsecured                  $9,610             $ -

                AMERICOM USA, INC. AND RMC DIVERSIFIED
                       ASSOCIATES INTERNATIONAL
                NOTES TO COMBINED FINANCIAL STATEMENTS
                     AS OF JUNE 30, 1998 AND 1997


NOTE  5 - NOTES AND LOANS PAYABLE (CONT'D)

                                           1998               1997

      Note payable to related party
      interest at 14% per annum,
       due on demand, unsecured             4,801              4,801

      Note payable to related party
       interest at 10% per annum,
       due on demand, unsecured             2,546               -

      Note payable to officer,
       interest at 10% per annum,
       due on demand, unsecured             7,034               -

      Note payable to officer,
       interest at 10% per annum,
       due on demand, unsecured            12,556              1,274

      Note payable to officer,
       interest at 10% per annum,
       due on demand, unsecured             3,844                600

      Note payable to officer, non-
       interest bearing through March
       26, 1998, interest at 10% per
       annum from March 27, 1998, due
       on March 27, 1999, unsecured       750,000            750,000


      Loan payable to related party
       non-interest bearing, due
       on demand, unsecured                 8,138               -


                                        $ 798,529          $ 756,675


     Accrued interest on the notes and loans payable has been included in accrued expenses.

NOTE  6 - CONVERTIBLE PROMISSORY NOTES

     In June 1998 the Company issued convertible promissory notes to three investors, one of whom is related to the Chief Financial Officer of the Company. Each note was for $12,500 and bears interest at 20% per annum. The holders could convert the amounts due (including interest calculated to the conversion date) to common stock of AmeriCom at 50% of the then market price of AmeriCom common stock. The holders could convert the stock at any time during the term of the note subject to the ability to determine the fair market value of such stock. The notes were converted in October 1998. (See Note 13).

                AMERICOM USA, INC. AND RMC DIVERSIFIED
                       ASSOCIATES INTERNATIONAL
                NOTES TO COMBINED FINANCIAL STATEMENTS
                     AS OF JUNE 30, 1998 AND 1997



NOTE  7 - RELATED PARTIES

     Certain notes and salaries are owed to related parties at June 30, 1998 and 1997 (See Notes 3 and 5). Certain related parties took part in the acquisition of Diversified (see Note 13).

     At June 30, 1998 and 1997 the director and CEO of the Company beneficially held approximately 63.5% and 64%, respectively, of the common stock of AmeriCom USA, Inc. and 75% and 80%, respectively, of the common stock of RMC Diversified Associates International, Ltd. Just after completion of the merger and recapitalization (See Note 13), the same director and CEO of the company held approximately 58.1% of the surviving entity.

     As discussed in the supplemental disclosure to the combined cash flow statements, and Note 10, certain non-cash issuances of common stock to related parties occurred during 1997.

NOTE  8 - COMMITMENTS AND CONTINGENCIES

     The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The "year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two-digit year to
     00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

     Although management believes that none of the Company's systems are affected by this problem, the Company could be impacted by the failure of other companies to timely correct their computer systems. The Company's operations are dependent on the world wide telecommunications networks including computer systems, telephone systems, and delivery systems. If any of these systems become inoperational, the Company will be directly and significantly effected. Management has not assessed the potential effect on the Company's earnings.

NOTE  9 - STOCKHOLDERS' EQUITY

     In September 1998 AmeriCom filed with the state of Delaware, an amendment to its articles of incorporation to increase the authorized shares of its Class A common stock to 15,000,000 from 30,000, and to change the par value of all classes of common and preferred stock to $0.001 from $0.01. The effect of these changes is shown retroactively in the financial statements for the years ended June 30, 1998 and 1997.

                AMERICOM USA, INC. AND RMC DIVERSIFIED
                       ASSOCIATES INTERNATIONAL
                NOTES TO COMBINED FINANCIAL STATEMENTS
                     AS OF JUNE 30, 1998 AND 1997

NOTE  9 - STOCKHOLDERS' EQUITY (CONT'D)

     AmeriCom has authorized 15,000,000 shares of Class A common stock, par value $0.001, 10,000 shares of Class B non-voting common stock, par value $0.001, and 10,000 shares of preferred stock, par value $0.001. At June 30, 1998 and 1997, AmeriCom had 5,000,000 shares of Class A common stock issued and outstanding of which 500,000 was owned by Diversified and is eliminated in the combined financial statements. No Class B common stock or preferred stock has ever been issued. The preferred stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors. Preferred stockholders have preference over common stockholders as to cash dividends and liquidations.

     Diversified has authorized 100,000 shares of common stock, no par. At June 30, 1998 and 1997 Diversified had 10,000 shares of its common stock issued and outstanding.

NOTE  10 - STOCK ISSUED AS COMPENSATION

     Although the Company has not yet established any formal stock compensation plans, during 1997 AmeriCom issued under what would be considered a nonvariable compensatory stock issuance, 585,889 shares of common stock to certain key officers and employees. The fair market value of the stock was considered to be equal to the par value and accordingly $586 was recorded as compensation expense in 1997.

NOTE   11 - GAIN ON SALE OF INVESTMENT

     During 1997 the Company sold an investment in common stock for gross proceeds of $50,000. The investment was recorded at its original cost of $4,905 resulting in a gain on sale of investment of $45,095.

NOTES 12 -  OPERATING AGREEMENTS

     (A) Agreement with Internet Store

     On September 3, 1998 the Company entered into a non-binding memorandum of understanding (the "memorandum") with a large chain storefront and internet retailer of sporting goods (the "Store"). The memorandum stipulates that the Company shall receive 30% of the Store's net margin on sales as defined in the agreement, generated by consumers who have "clicked" through to the Store's Web site from the Company internet billboards. In addition, the Company leases billboard space, paid on a per visitor basis, on the Store's Web site. The Company has also agreed to allow the Store to be the preferred sponsor on all of its customer's sports and school related Web sites and all of its customer's Web sites where the Store's vendors advertise.

                AMERICOM USA, INC. AND RMC DIVERSIFIED
                       ASSOCIATES INTERNATIONAL
                NOTES TO COMBINED FINANCIAL STATEMENTS
                     AS OF JUNE 30, 1998 AND 1997



NOTES 12 -  OPERATING AGREEMENTS (CONT'D)


     (B) Business Services Agreement

     On September 8, 1998 the Company entered into a twelve month agreement, subject to renewal, with a British Virgin Islands Corporation (the "Corporation") for services generally related to financial and management advisory services for the arrangement of a U.S. stock market listing through a reverse acquisition with a U.S. publicly held company and for assisting the Company in connection with a private placement offering (See Note 13). Under terms of the agreement, the Company shall pay to the corporation: (i) five percent management success fees for the services of the private placement upon the execution of each subscription agreement (see below), (ii) four percent of the Company's common stock payable for the services of the U.S. stock market listing transactions, payable upon execution of the reverse merger with a U.S. publicly held company.

     Per management of the Company, the five percent fee as noted in
     (i) above was verbally amended to ten percent. The Company has been paying the ten percent fees to the corporation as new subscription agreements are received. Upon closing of the reverse merger (See Note 13) the corporation was issued
     1,200,000 shares of the Company's common stock equivalent to four percent of the total outstanding common stock of the Company.

     (C) Software Development Agreement

     In August of 1998 the Company entered into an agreement with Systeam Spa (the "Developer"), an Italian company engaged in information technology, consulting, software development, software support and related matters. Under the terms of the agreement Systeam has contracted to provide continued, ongoing development and support of the Company's AdCast, e-CommPlus, TrueManagement, and My-Channel technology ("Technology"). In consideration the Company has agreed to pay an annual royalty equal to eight per cent (8%) of the world-wide net revenues of the Company for a period of ten (10) years, renewable for successive ten (10) year terms provided the Developer continues to develop, implement, support and upgrade the Technology and Licensed Software during such periods. The Company has agreed to guarantee a minimum royalty payment in the amount of $250,000 in the first calendar year, subsequent to the completion of the development of Phase I of the Licensed Software which is contemplated to occur in April, 1999.

                AMERICOM USA, INC. AND RMC DIVERSIFIED
                       ASSOCIATES INTERNATIONAL
                NOTES TO COMBINED FINANCIAL STATEMENTS
                     AS OF JUNE 30, 1998 AND 1997



NOTES 12 -  OPERATING AGREEMENTS (CONT'D)

     (D) Consulting Agreement

     On January 8, 1999 the Company entered into a consulting agreement with a Canadian corporation (the "Consultant") whereby the Consultant will head American Web-site customer acquisition efforts. Under the Agreement, the initial term is from January 1, 1999 through April 30, 1999 and the amount budgeted for the Consultant's fees and expenses during this initial term is approximately $100,000, subject to ongoing audit and review by the Company of the Consultant's performance in obtaining the stipulated Web sites. The Company agreed to pay an advance fee of $30,000 to the Consultant on a bi-weekly basis from January 1, 1999 through April 30, 1999. The agreement shall be extended contingent on the Consultant meeting certain stipulated goals and the agreement may be canceled at any time by the Company.

NOTE  13  - SUBSEQUENT EVENTS

     (A) Acquisition of Diversified

     On July 15, 1998 the Board of Directors of Diversified and AmeriCom elected to execute a stock swap, whereby six stockholders, three of whom were related parties at that date, representing 100% of the outstanding stock of Diversified, exchanged their common stock for common stock of AmeriCom at a ratio of 500 for 1. Diversified then issued 10,000 shares of its common stock to AmeriCom resulting in Diversified becoming a wholly owned subsidiary of AmeriCom. Since both entities were under common control the exchange was accounted for at historical cost in a manner similar to that in a pooling of interests.

     (B) Conversion of Promissory Notes

     At June 30, 1998 there were three convertible promissory notes outstanding for $12,500 each (See Note 6). In August and September 1998 three new convertible promissory notes were issued in the amounts of $12,500 each under the same terms as the previous notes. In October 1998 all six of the convertible promissory notes were converted to common stock of the Company at a price of $1.00 per share. The shares issued aggregated 78,455 including 3,455 shares issued for accrued interest.

                AMERICOM USA, INC. AND RMC DIVERSIFIED
                       ASSOCIATES INTERNATIONAL
                NOTES TO COMBINED FINANCIAL STATEMENTS
                     AS OF JUNE 30, 1998 AND 1997



NOTES 13 -  SUBSEQUENT EVENTS (CONT'D)

     (C) Merger and Recapitalization

     On November 23, 1998 AmeriCom USA, Inc. entered into an Agreement and Plan of Merger (the "Agreement") with Chatsworth Acquisition Corporation, a public shell ("Chatsworth") whereby all of the stockholders of AmeriCom USA, Inc. exchanged all of their common stock in AmeriCom USA, Inc. for 27,550,000 shares or 91.83% of the common stock of Chatsworth. The merger was effective on December 4, 1998 and Chatsworth changed its name to AmeriCom USA, Inc. Under Generally Accepted Accounting Principles, a company whose stockholders receive over fifty percent of the stock of the surviving entity in a business combination is considered the acquirer for accounting purposes.
      Accordingly, the transaction is accounted for as an acquisition of Chatsworth by AmeriCom USA, Inc. and a recapitalization of AmeriCom USA, Inc. The financial statements subsequent to the acquisition will include the following: (1) the balance sheet will consist of the net assets of Chatsworth at historical costs and the net assets of the Company at historical costs; (2) the statement of operations will consist of the operations of the Company for the entire fiscal year and the operations of Chatsworth from the acquisition date. As a result of the merger, 2,100,000 shares of common stock of the surviving entity were issued to certain parties who were not previously stockholders of Chatsworth or the Company (See Note 12), and 350,000 shares were issued to the prior shareholders of Chatsworth, resulting in of a total 30,000,000 common shares issued and outstanding, just subsequent to consummation of the merger.

     (D) Private Placements

     In December 1998 the Company issued a Private Placement Memorandum, pursuant to Regulation S of the Securities Act of 1933, as amended, to offer 152 units each consisting of 10,000 shares of the Company's Class A Common Stock at a purchase price of $20,000 per unit or $2.00 per share. A discount of $0.50 per share was offered to subscribers who paid 100% with their subscription agreement. In January 1999 the Company amended such Private Placement Memorandum to increase the units offered to 452. As of January 29, 1999 the Company has received subscriptions for approximately 2,350,000 shares aggregating approximately $3,687,500, at which point the offering was closed. The Company's net proceeds after placement discount and commissions but before offering expenses are estimated to be 90% of the amount raised.

                AMERICOM USA, INC. AND RMC DIVERSIFIED
                       ASSOCIATES INTERNATIONAL
                NOTES TO COMBINED FINANCIAL STATEMENTS
                     AS OF JUNE 30, 1998 AND 1997



NOTES 13 -  SUBSEQUENT EVENTS (CONT'D)


     (E) Acquisition of Software Company

     On January 24, 1999, the effective date, the Company entered into an Agreement and Plan of Reorganization (the "Agreement") by and among the Company, Kiosk Acquisition, Inc. ("KAI"), Kiosk Software, Inc.("Kiosk") and the principal shareholder of Kiosk (the "Kiosk shareholder"). KAI Acquisition, Inc. is a wholly owned subsidiary of the Company formed specifically for the purpose of acquiring Kiosk. Under the terms of the Agreement, which shall close on or before February 15, 1999, the Company shall acquire one hundred percent of the issued and outstanding common stock of Kiosk by issuing shares of the Company's common stock based on an exchange ratio formula as follows: (1) the exchange ratio shall be computed by dividing 1,000,000 by the quantity of outstanding Kiosk common shares just prior to the merger; (2) the number of shares issued to Kiosk shareholders shall be equal to the product of the number of shares of Kiosk owned times the ratio computed in (1) above.
      The 1,000,000 numerator of the exchange ratio shall be adjusted, as defined in the agreement, based on any stock sales taking place between the effective date of the Agreement and 180 days after the closing date of the Agreement, at a price below the $2.00 offering price of the Regulation S Private Placement (see Note 13). Any unexercised options of Kiosk at the effective date of the merger shall also be converted to options of the Company at a similar ratio as the common stock exchange discussed above. At completion of the merger, all shares of Kiosk shall be retired and the corporate existence of Kiosk shall be terminated. On February 8, 1999 the acquisition was closed.

     The principal shareholder of Kiosk shall be employed by KAI subsequent to the merger, as its President and Chief Operating Officer at an annual salary of $100,000 and as a director of such corporation.

     Kiosk specializes in complete kiosk development services including custom cabinet design and multimedia software development for a wide variety of applications using its proprietary Kiosk Operating System.

     In contemplation of the merger, the Company has advanced funds totaling $50,000 to Kiosk. Such advances are evidenced by two promissory notes in the amounts of $15,000 and $35,000 dated January 4, 1999 and January 19, 1999, respectively. The notes bear interest at 8% per annum with principal and accrued interest due on or before December 31, 1999. On the closing date of February 8, 1999, funds were advanced to Kiosk to pay off its liabilities.

                  AMERICOM USA, INC. AND SUBSIDIARY
                  INTERIM CONSOLIDATED BALANCE SHEET
                          DECEMBER 31, 1998
                             (UNAUDITED)



    ASSETS


  CURRENT ASSETS:
     Cash                                          $ 111,606
     Accounts Receivable                              33,164
     Other Current Assets                              8,081
                                                   ---------
        Total Current Assets                         152,851

  PROPERTY AND EQUIPMENT, NET                         49,298

  OTHER ASSETS                                           455
                                                   ---------
             TOTAL ASSETS                          $ 202,604
                                                   ---------


                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

  CURRENT LIABILITIES:
      Accounts Payable & Accrued Expenses          $ 197,100
      Payroll Taxes Payable                           84,662
      Accrued Salaries and Wages                     549,317
      Franchise Tax Payable                              800
      Notes & Loans Payable - Related Parties        826,434
      Notes & Loans Payable                          105,011
                                                   ---------
         Total Current Liabilities                 1,763,324


  STOCKHOLDERS' DEFICIENCY:
      Preferred Stock, $.0001 par value,
       20,000,000 shares authorized,
       none issued and outstanding
      Common Stock, $.0001 par value,
       100,000,000 shares authorized,
       30,115,000 shares issued and
       outstanding                                      3,011

      Common Stock Subscribed,
       2,130,000 shares                                   213
      Paid-in Capital                               4,240,231
      Accumulated Deficit                          (2,525,175)
                                                   -----------
           Sub-Total                                1,718,280
      Less Subscriptions Receivable                (3,279,000)
                                                   -----------
          Total Stockholders' Deficiency           (1,560,720)
                                                   -----------
        TOTAL LIABILITIES AND
        STOCKHOLDERS' DEFICIENCY                    $ 202,604
                                                    ---------


        See accompanying notes to interim consolidated financial statements.


                  AMERICOM USA, INC. AND SUBSIDIARY
             INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS
              FOR THE SIX MONTHS ENDED DECEMBER 31, 1998
                             (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                         $(651,125)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
      Depreciation                                     3,197
  Changes in operating assets and liabilities:
   (Increase) decrease in:
      Accounts receivable                            (26,397)
      Other current assets                            (6,881)
    Increase (decrease) in:
      Accounts payable and accrued expenses          (19,418)
      Payroll taxes payable                           31,048
      Accrued salaries and wages                     (16,425)
                                                     --------

      NET CASH (USED IN) PROVIDED
        BY OPERATING ACTIVITIES                     (686,001)
                                                    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                 (38,116)
                                                    ---------

      NET CASH USED IN INVESTING ACTIVITIES          (38,116)
                                                     --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Sale of common stock                               779,448
  Increase (decrease) in notes payable                27,508
                                                     -------

      NET CASH PROVIDED BY FINANCING ACTIVITIES      806,956
                                                     -------

NET INCREASE (DECREASE) IN CASH                       82,839

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD      28,767
                                                      ------

CASH AND CASH EQUIVALENTS AT END OF PERIOD        $  111,606
                                                  ----------


        See accompanying notes to interim consolidated financial statements.



                  AMERICOM USA, INC. AND SUBSIDIARY
             INTERIM CONSOLIDATED STATEMENT OF OPERATIONS
              FOR THE SIX MONTHS ENDED DECEMBER 31, 1998
                             (UNAUDITED)

REVENUES                                         $       -
                                                 ----------
         TOTAL REVENUES                                  -
                                                 ----------

EXPENSES:
  Salaries & Wages                                 $228,190
  Payroll Taxes                                      21,301
  Advertising                                           800
  Audit & Accounting                                 10,520
  Building Rent                                      12,600
  Consulting expense                                 79,114
  Depreciation expense                                3,197
  Insurance                                          16,135
  Legal                                              77,364
  Other general and administrative expenses          38,886
  Outside Services                                   55,840
  Telephone expense                                  21,802
  Travel expense                                     38,398
                                                    -------

TOTAL EXPENSES                                      604,147
                                                  ---------

OPERATING LOSS                                     (604,147)
                                                  ----------

OTHER INCOME (EXPENSE):
  California Franchise Tax                           (1,600)
  Interest expense                                  (42,421)
  Vendor finance charges                             (1,236)
  Payroll & Franchise Tax penalties and interest     (1,731)

NET OTHER EXPENSE                                   (46,978)
                                                    --------

NET LOSS                                          $(651,125)


           See accompanying notes to interim consolidated financial statements.

                    AMERICOM USA, INC. AND SUBSIDIARY
   INTERIM CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                 FOR SIX MONTHS ENDED DECEMBER 31, 1998
                             (UNAUDITED)

           SHARES       AMOUNT   SHARES    AMOUNT    SHARES   AMOUNT   CAPITAL  DEFICIT      RECEIVABLE TOTAL
Balance
 June 30,
 1998        4,500,000  $4,500    -        $  -      10,000   $10,000  $133,007 $(1,874,050) $   -       $(1,560,720)

Acquisition
of DAI
by AmeriCom
USA           5,000,000   5,000    -           -     (10,000) (10,000)    5,000     -             -                 0

Conversion
of promis-
sory notes
into common
stock           78,4555      78     -          -        -         -      78,377     -             -            78,455

Stock sold
prior to
merger          631,000     631     -          -        -         -     538,530     -             -           539,161

Reverse merger
with Chats-
worth Acqui-
sition Cor-
poration     19,790,545  (7,209)     -          -       -         -       8,042     -             -               833

Stock sold
after
merger          115,000      11      -          -       -         -     182,488     -             -           182,499

Stock
subscribed         -          -   2,130,000    213      -         -   3,294,787     -         (3,279,000)      16,000

Net Loss,
7/1/98-
12/31/98            -         -       -         -       -         -        -      (651,125)

Balance,
December 31,
1998         30,115,000  $3,011   2,130,000   $213       -       $-  $4,240,231 $(2,525,175) $(3,279,000) $(1,560,720)

    See accompanying notes to interim consolidated financial statements.

                   AMERICOMUSA, INC. AND SUBSIDIARY
          NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                       AS OF DECEMBER 31, 1998

  NOTE 1   BASIS OF PRESENTATION

             The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operations.

            It is managements's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

              For further information, refer to the combined financial statements and footnotes included in the company's December 4, 1998 Form 8-K, as amended, for the years ended June 30, 1998 and 1997.

       NOTE 2   ACQUISITION OF RMC DIVERSIFIED ASSOCIATES
       INTERNATIONAL, LTD.

              On July 15, 1998, the Board of Directors of RMC
       Diversified Associates International, Ltd.
       ("Diversifed") and AmeriComUSA, Inc. ("AmeriCom") elected to execute a stock swap, whereby six stockholders, three of whom were related parties at that date, representing 100% of the outstanding stock of Diversified, exchanged their common stock for common stock of AmeriCom at a ratio of 500 to 1.
       Diversified then issued 10,000 shares of its common stock to AmeriCom, resulting in Diversified becoming a wholly owned subsidiary of AmeriCom. Since both parties were under common control, the exchange was accounted for at historical cost in a manner similar to that in a pooling of interests.

       NOTE 3   CONVERSION OF PROMISSORY NOTES

              At June 30, 1998, there were three convertible promissory notes outstanding for $12,500 each. In
       August and September, 1998, three new convertible promissory notes were issued in the amounts of $12,500 each under the same terms as the previous notes. In
       October, 1998, all six of the convertible promissory notes were converted to common stock of the Company at a price of $1.00 per share. The shares issued aggregated 78,455 including 3,455 shares issued for accrued interest.

       NOTE 4   MERGER AND RECAPITALIZATION

              On November 23, 1998, AmeriComUSA, Inc.
       ("AmeriCom") entered into an Agreement and Plan of Merger (the "Agreement") with Chatsworth Acquisition
       Corporation, a public shell ("Chatsworth") whereby all of the stockholders of AmeriCom exchanged all of their common stock in AmeriCom for 27,550,000 shares, or 91.83%, of the common stock of Chatsworth. The merger was effective on December 4, 1998, and Chatsworth changed its name to AmeriComUSA, Inc.
       Under Generally Accepted Accounting Principles, a company whose stockholders receive over fifty percent of the stock of the surviving entity in a business combination is considered the acquirer for accounting purposes. Accordingly, the transaction is accounted for as an acquisition of Chatsworth by AmeriCom and a recapitalization of AmeriCom. The financial statements subsequent to the acquisition include the following: (1) the balance sheet consists of the net assets of Chatsworth at historical costs and the net assets of the Company at historical costs; (2) the statement of operations consists of the operations of the Company for the six months starting July 1, 1998, and the operations of Chatsworth from the acquisition date, December 4, 1998. As a result of the merger, 2,100,000 shares of common stock of the surviving entity were issued to certain parties who were not previously stockholders of Chatsworth or the Company, and 350,000 shares were issued to the prior shareholders of Chatsworth, resulting in a total of 30,000,000 common shares issued and outstanding, just subsequent to consummation of the merger.

       NOTE 5   PRIVATE PLACEMENTS

              In December, 1998, the Company issued a Private
       Placement Memorandum, pursuant to Regulation S of the Securities Act of 1933, as amended, to offer 152 units each consisting of 10,000 shares of the Company's
       Class A Common Stock at a purchase price of $20,000 per unit or $2.00 per share. A discount of $0.50 per share was offered to subscribers who paid 100% with their subscription agreement. In
       January, 1999, the Company amended such Private
       Placement Memorandum to increase the units offered to
       452. As of January 29, 1999, the Company had received subscriptions for approximately 2,350,000 shares aggregating $3,687,500, at which point the offering was closed. The Company's net proceeds after placement discount and commissions but before offering expenses are estimated to be 90% of the amount raised.

       NOTE 6   SUBSEQUENT EVENT

       Acquisition of Software Company

              On January 24, 1999, the effective date, the
       Company entered into an Agreement and Plan of
       Reorganization (the "Agreement")  by and among the
       Company, Kiosk Acquisition, Inc.  ("KAI") ,  Kiosk
       Software, Inc.  ("Kiosk")  and the principal
       shareholder of Kiosk  (the "Kiosk shareholder").  KAI
       is a wholly owned subsidiary of the company formed
       specifically for the purpose of acquiring Kiosk.
       Under the terms of the Agreement, which closed on
       February 8, 1999, the Company acquired one hundred
       percent of the issued and outstanding common stock of
       Kiosk by issuing shares of the Company's common stock
       based on an exchange ratio formula as follows:   (1)
       the exchange ratio shall be computed by dividing
       1,000,000 by the quantity of outstanding Kiosk common
       shares just prior to the merger;  (2)  the number of
       shares issued to Kiosk shareholders shall be equal to
       the product of the number of shares of Kiosk owned
       times the ratio computed in  (1)  above.  The
       1,000,000 numerator of the exchange ratio shall be
       adjusted, as defined in the agreement, based on any
       stock sales taking place between the effective date of
       the Agreement and 180 days after the closing date of
       the Agreement, at a price below the $2.00 offering
       price of the Regulation S Private Placement  (see Note
       5).  Any unexercised options of Kiosk at the effective
       date of the merger shall also be converted to options
       of the Company at a similar ratio as the common stock
       exchange discussed above.  At completion of the
       merger, all shares of Kiosk shall be retired and the
       corporate existence of Kiosk shall be terminated.

              The principal shareholder of Kiosk has been employed by KAI subsequent to the merger, as its President and Chief Operating Officer at an annual salary of $100,000 and as a director of such corporation.

              Kiosk specializes in complete kiosk development services including custom cabinet design and multimedia software development for a wide variety of applications using its proprietary Kiosk Operating
       System.

              In contemplation of the merger, the Company had advanced funds totaling $50,000 to Kiosk. On the closing date, February 8, 1999, the Company advanced funds totaling $579,950 to Kiosk so that Kiosk could pay off all its outstanding liabilities.




       EXHIBITS

       1.1* Certificate of Merger filed December 18, 1998, with Securities and Exchange Commission as exhibit to Form 8-K.

       10.1  Software development agreement between AMERICOM
             USA, INC., a company incorporated under the laws of Delaware (the "Company") and SYSTEAM SPA.

       16.1*       Accountant's Letter filed December 18,
                   1998, with Securities and Exchange
                   Commission as exhibit to Form 8-K.

       23.1  Consent of Accountant

                                 SIGNATURES

            Pursuant to the requirements of the Securities
       Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              AMERICOM USA, INC.


                                              By /s/ Robert Cezar
                                              Chief Executive Officer,
                                              Director


       Date: February 18, 1999



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